                                                                     Exhibit 1.1





                        RYDER VEHICLE LEASE TRUST 2001-A

                                   $__________
                      _____% Asset Backed Notes, Class A-1

                                   $__________
                      _____% Asset Backed Notes, Class A-2

                                   $__________
                      _____% Asset Backed Notes, Class A-3

                                   $__________
                      _____% Asset Backed Notes, Class A-4

                                   $__________
                      _____% Asset Backed Notes, Class A-5



                             UNDERWRITING AGREEMENT


                                                               February __, 2001
Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
As Representative of the Several Underwriters
World Financial Center
North Tower
New York, New York  10281-1201

Dear Sirs:

         Ryder Funding II LP, a Delaware limited partnership (the "Transferor"), and Ryder Truck Rental, Inc., a Florida corporation ("Ryder"), hereby confirm their respective agreements with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10), for whom Merrill Lynch is acting as representative (in such capacity, the "Representative"), with respect to the sale by the Transferor and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in Schedule A of $__________ aggregate principal amount of _____% Asset Backed Senior Notes, Class A-1 (the "Class A-1 Senior Notes"), $__________ aggregate principal amount of _____% Asset Backed Senior Notes, Class A-2 (the "Class A-2 Senior Notes"), $__________ aggregate principal amount of _____% Asset Backed Senior Notes, Class A-3 (the "Class A-3 Senior Notes"), $__________ aggregate principal amount of _____% Asset Backed Senior Notes, Class A-4 (the "Class A-4 Senior Notes") and $__________ aggregate principal amount of _____% Asset Backed Senior Notes, Class A-5 (the "Class A-5 Senior Notes", and together with the Class A-1 Senior Notes,
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the Class A-2 Senior Notes, the Class A-3 Senior Notes and the Class A-4 Senior
Notes, the "Senior Notes") of the Ryder Vehicle Lease Trust 2001-A (the "Trust") under the terms and conditions contained herein. The Transferor was formed pursuant to a partnership agreement, dated December 19, 2000 (the "Transferor Partnership Agreement"), between Ryder Truck Rental IV LLC ("RTR IV LLC"), a Delaware limited liability company, as general partner (the "Transferor General Partner"), and Ryder, as the sole limited partner (in such capacity, the "Transferor Limited Partner").

         Simultaneously with the issuance of the Senior Notes, the Transferor will cause the Trust to issue $_____________ aggregate principal amount of ____% Asset Backed Subordinated Notes (the "Subordinated Notes", and together with the Senior Notes, the "Notes") and $_____________ aggregate principal amount of ____% Asset Backed Certificates (the "Certificates", and together with the Notes, the "Securities"). The Senior Notes will be issued pursuant to an indenture to be dated as of February 1, 2001 (the "Indenture") between the Trust and U.S. Bank National Association ("U.S. Bank"), as trustee (the "Indenture Trustee"). The Subordinated Notes and the Certificates will be issued pursuant to an amended and restated trust agreement, dated as of February 1, 2001 (the "Trust Agreement"), between the Transferor and Chase Manhattan Bank USA, N.A., as trustee (the "Trustee"). Each Note will represent an obligation of, and each Certificate will represent an undivided interest in, the Trust. The Transferor will retain the Subordinated Notes, as well as a certificate (the "Transferor Certificate") with a principal amount equal to approximately 1% of the initial Certificate principal balance. The Subordinated Notes will be subordinated to the Senior Notes and the Certificates will be subordinated to the Subordinated Notes, in each case to the extent described in the Trust Agreement and the Indenture.

         Pursuant to an amended and restated trust agreement, dated as of February 1, 1998 (the "Origination Trust Agreement"), among Ryder Truck Rental I LP ("RTR I LP") and Ryder Truck Rental II LP, each a Delaware limited partnership ("RTR II LP", and together with RTR I LP, the "UTI Beneficiaries"), as initial grantors and initial beneficiaries, Ryder, as administrative agent (in such capacity, the "Administrative Agent"), RTRT, Inc., a Delaware corporation, as trustee (the "Origination Trustee"), Delaware Trust Capital Management, Inc., a Delaware banking corporation, as Delaware trustee, and U.S. Bank, as trust agent (in such capacity, the "Trust Agent"), Ryder Truck Rental LT, a Delaware business trust (the "Origination Trust"), was created to take assignments and conveyances of and hold in trust various leases, vehicles and certain related assets (collectively, the "Trust Assets"). RTR I LP was formed pursuant to a partnership agreement, dated June 1, 1997 (the "RTR I Partnership Agreement", and together with the Transferor Partnership Agreement, the "Partnership Agreements"), between Ryder Truck Rental I LLC ("RTR I LLC"), a Delaware limited liability company, as general partner (the "RTR General Partner"), and Ryder, as sole limited partner (in such capacity, the "RTR Limited Partner"). Pursuant to an amended and restated contribution and lease agreement, dated as of February 1, 1998 (the "Contribution Leaseback Agreement"), between the Origination Trust, as lessor, and Ryder, as lessee, from time to time, Ryder will contribute and transfer to the Origination Trust certain trucks, highway tractors and trailers, together with all accessories, parts and additions constituting a part thereof and all accessions thereto (collectively, the "Vehicles").

         Pursuant to a supplement to the Origination Trust Agreement, dated as of February 1, 2001 (the "SUBI Supplement", and together with the Origination Trust Agreement, the "SUBI


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Trust Agreement"), among the parties to the Origination Trust Agreement, the
Origination Trustee will be directed by the UTI Beneficiaries to establish two special units of beneficial interest to be known as the "2001-A Lease SUBI" and the "2001-A Vehicle SUBI" (each, a "2001-A SUBI"). Pursuant to a lease contribution agreement, dated as of February 1, 2001 (the "Lease Contribution Agreement"), between the Origination Trust and Ryder, Ryder will contribute and transfer to the Origination Trust the truck service and lease agreements (the "2001-A Leases") relating to certain specified Vehicles (the "2001-A Vehicles"). The Origination Trustee will allocate a portfolio consisting of the 2001-A Leases and certain other related assets to the 2001-A Lease SUBI, and a portfolio consisting of the 2001-A Vehicles and certain other related assets to the 2001-A Vehicle SUBI (collectively, the "SUBI Assets"). The Trust Assets (including the SUBI Assets) will be serviced by the Administrative Agent pursuant to an administration agreement, dated as of February 1, 1998, as supplemented by a supplement, dated as of February 1, 2001 (collectively, the "Administration Agreement"), in each case among the Origination Trust, RTR I LP, RTR II LP and the Administrative Agent.

         In connection with the creation of the 2001-A Lease SUBI, the Origination Trust will issue to RTR I LP a certificate (the "99% Lease SUBI Certificate") representing a 99% beneficial interest in the 2001-A Lease SUBI and a certificate (the "99% Vehicle SUBI Certificate", and together with the 99% Lease SUBI Certificate, the "99% SUBI Certificates") representing a 99% beneficial interest in the 2001-A Vehicle SUBI. In addition, the Origination Trust will issue to RTR II LP a certificate (the "1% Lease SUBI Certificate") representing a 1% beneficial interest in the 2001-A Lease SUBI and a certificate (the "1% Vehicle SUBI Certificate", and together with the 1% Lease SUBI Certificate and the 99% SUBI Certificates, the "SUBI Certificates") representing a 1% beneficial interest in the 2001-A Vehicle SUBI. Pursuant to a SUBI certificate transfer agreement, dated as of February 1, 2001 (the "SUBI Certificate Transfer Agreement"), between the Transferor and RTR I LP, RTR I LP will sell the 99% Vehicle SUBI Certificate and the 99% Lease SUBI Certificate to the Transferor. Pursuant to a SUBI certificate transfer agreement, dated as of February 1, 2001 (the "Issuer SUBI Certificate Transfer Agreement"), between the Transferor and the Trust, the Transferor will sell the 99% Vehicle SUBI Certificate to the Trust.

         Pursuant to a program operating lease, dated as of February 1, 2001 (the "Program Operating Lease"), between the Trust, as program lessor, and the Transferor, as program lessee, the Trust will lease the 99% Vehicle SUBI Certificate, subject to the lien of the Indenture, to the Transferor in exchange for the obligation of the Transferor to make certain payments during the period that each 2001-A Vehicle is subject to the Program Operating Lease. To secure payment by the Transferor under the Program Operating Lease, the Transferor will grant a security interest to the Trust in all of its right, title and interest in and to the 99% Lease SUBI Certificate. The Trust in turn, will pledge its interest in the 99% Lease SUBI Certificate and payments under the Program Operating Lease to the Indenture Trustee to secure payment on the Senior Notes. The Trust will apply payments received from the Transferor under the Program Operating Lease to pay interest on and principal of the Securities in accordance with their respective terms.

         The Indenture, the Trust Agreement, the Contribution Leaseback Agreement, the Lease Contribution Agreement, the SUBI Trust Agreement, the SUBI Certificate Transfer Agreement, the Administration Agreement, the Issuer SUBI Certificate Transfer Agreement, the Program Operating Lease, a backup security agreement, dated as of February 1, 2001 (the "Backup


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
Security Agreement"), among Ryder, the Origination Trust, RTR I LP, the Transferor, the Trust and the Indenture Trustee, a control agreement, dated as of February 1, 2001 (the "Control Agreement"), among the Transferor, the Trust, as initial secured party, and U.S. Bank, as assignee-secured party and securities intermediary (in such capacity, the "Securities Intermediary"), and an issuer administration agreement dated as of February 1, 2001 (the "Issuer Administration Agreement"), among the Transferor, the Trust, the Indenture Trustee and Ryder, as administrator, are referred to herein collectively as the "Basic Documents". Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the SUBI Trust Agreement or the Indenture, as the case may be.

         The Transferor and Ryder understand that the Underwriters propose to make a public offering of the Senior Notes as soon as the Representative deems advisable after this Agreement has been executed and delivered and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). The Certificates, other than the Transferor Certificate, are being offered privately and are being purchased pursuant to a purchase agreement, dated on or about the date hereof (the "Purchase Agreement"), among the Transferor, Ryder and Merrill Lynch as the initial purchaser.

         The Transferor has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-52660) covering the registration of the Senior Notes under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Transferor will prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") and paragraph (b) of Rule 424 ("Rule 424(b)") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). The information included in the prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as the "Rule 430A Information". Each prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus". Such registration statement, including the exhibits thereto at the time it became effective and including the Rule 430A Information is herein called the "Registration Statement". The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Senior Notes is herein called the "Prospectus". For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         Except as otherwise indicated by the context, all references to the terms "material" or "material adverse effect" or "material adverse change" in this Agreement that refer to Ryder, the Transferor or any of their respective Affiliates (as defined below) shall be interpreted in proportion to the business of the Ryder Group (as defined below) as a whole, and not in proportion to the business of Ryder or the Transferor or such Affiliate(s) individually. When used in this Agreement, the term "Affiliate" or "Affiliates" shall have the meaning assigned by Rule 501(b) of the 1933 Act Regulations.


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         Section 1. Representations and Warranties.

         (a) Representations and Warranties by the Transferor and Ryder. Each of the Transferor and Ryder jointly and severally represents and warrants to each of the Underwriters as of the date hereof and as of the Closing Date referred to in Section 2(b) and agrees with the each Underwriter as follows:

                  (i) Compliance with Registration Requirements. The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act (or, if issued, such order has been lifted) and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Transferor or Ryder, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                  At the respective times the Registration Statement and any post-effective amendments thereto became effective and at the Closing Date, the Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations") and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendment or supplement thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Date, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus (or amendments or supplements thereto) made in reliance upon and in conformity with information furnished to the Transferor or Ryder in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or Prospectus.

                  Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, and the Prospectus filed pursuant to Rule 424(b), complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Senior Notes was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (ii) Financial Statements. The financial statements of Ryder System, Inc. and its consolidated subsidiaries which include Ryder and the Transferor (the "Ryder Group"), dated December 31, 2000, December 31, 1999 and December 31, 1998 provided to the Representative, together with the related schedules and notes (collectively, the "Financial Statements"), present fairly the financial position of the Ryder Group at the dates indicated and the statement of operations, stockholders' equity


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         and cash flows of the Ryder Group for the periods specified, and the
         Financial Statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

                  (iii) Independent Accountants. The accountants who certified the audited portion of the Financial Statements are independent public accountants with respect to Ryder and its subsidiaries within the meaning of Regulation S-X under the 1933 Act.

                  (iv) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise set forth therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Transferor, RTR I LP, RTR II LP or Ryder whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by Transferor, RTR I LP, RTR II LP or Ryder, other than those in the ordinary course of business, which are material with respect to such entity and (C) there has been no material adverse change in the Financial Statements.

                  (v) Authorization of the Indenture. The Indenture has been duly authorized and duly qualified under the 1939 Act and, when duly executed and delivered by the Trust and the Indenture Trustee, will constitute a valid and binding agreement of the Trust, enforceable against the Trust in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), moratorium, reorganization or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (vi) Issuance of the Senior Notes. The Senior Notes have been duly authorized and, at the Closing Date, will have been duly executed by the Trust and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms, except as the enforcement may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), moratorium, reorganization or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture and Trust Agreement.

                  (vii) Issuance of Certificates and Subordinated Notes. The Certificates and Subordinated Notes have been duly authorized and, at the Closing Date, will have been duly executed and, when authenticated, issued and delivered in the manner provided for in the Trust Agreement and delivered against payment of the purchase price therefor as provided in the Purchase Agreement, will constitute valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without


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         limitation, all laws relating to fraudulent transfers), moratorium, reorganization or similar laws or affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Trust Agreement.

                  (viii) Description of Securities and Basic Documents. The Securities and each of the Basic Documents conform in all material respects to the descriptions thereof and the statements relating thereto contained in the Prospectus and will be in substantially the respective forms filed as exhibits to the Registration Statement.

                  (ix) SUBI Certificates. The SUBI Certificates conform in all material respects to the descriptions thereof and the statements relating thereto contained in the Prospectus; and the SUBI Certificates have been duly and validly authorized and, when executed, issued, authenticated and delivered in accordance with the SUBI Trust Agreement, will be duly and validly issued and outstanding and entitled to the benefits of the SUBI Trust Agreement.

                  (x) No Investment Company Act Registration. None of the Transferor, Ryder, the Transferor General Partner, RTR I LP, the Origination Trust or the Trust is now or, as a result of the transactions contemplated by this Agreement, will be, required to be registered as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act").

                  (xi) Allocation of SUBI Assets. At or prior to the Closing Date, the Origination Trustee will have allocated 2001-A Leases and 2001-A Vehicles as SUBI Assets that have an Aggregate Cutoff Date Securitization Value equal to $__________; and each of the 2001-A Leases and 2001-A Vehicles allocated as a SUBI Asset at the Closing Date will meet the eligibility criteria for selection described in the SUBI Trust Agreement.

                  (xii) Use of Proceeds. The Transferor will cause the Trust to use the net proceeds of the Senior Notes as described in the Prospectus under the heading "Use of Proceeds".

                  (xiii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

                  (xiv) Incorporation of Representations and Warranties. The representations and warranties of each of the Transfer or Ryder in each of the Basic Documents to which they are parties are true and correct in all material respects and are hereby restated and incorporated by reference herein with the same effect as if set forth in full herein.

         (b) Representations and Warranties of the Transferor and Partners. The Transferor and, to the extent specified below, Ryder, as Transferor Limited Partner and RTR Limited Partner and on behalf of the Transferor General Partner and the RTR General Partner, jointly and severally represent and warrant to, and agree with, each Underwriter as follows:


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                  (i) Due Organization. Each of the Transferor and RTR I LP has
         been duly formed and is validly existing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. Sections 17-101 et seq. (the "Delaware Partnership Act"), and all filings required at the date hereof under the Delaware Partnership Act with respect to the due formation and valid existence of the Transferor and RTR I LP as limited partnerships have been made; each of the Transferor and RTR I LP has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and the related Partnership Agreement and to enter into and to perform its obligations under such Partnership Agreement, this Agreement, each Basic Document to which it is a party or by which it may be bound and the Securities and each of the Transferor and RTR I LP is duly qualified or registered as a foreign partnership to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership of property or the conduct of business, except where the failure to so qualify or register would not have a material adverse effect on its condition, financial or otherwise, earnings, business affairs or business prospects.

                  (ii) Transferor Partnership Interests. The Transferor General Partner is the sole general partner of the Transferor and the Transferor Limited Partner is the sole limited partner of the Transferor and, at the Closing Date, each of the Transferor General Partner and the Transferor Limited Partner will own its respective partnership interest in the Transferor (each of which is a nontransferable interest to the extent provided under the Transferor Partnership Agreement) free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, "Liens") except as permitted by the Basic Documents.

                  (iii) RTR I Partnership Interests. The RTR General Partner is the sole general partner of RTR I LP and the RTR Limited Partner is the sole limited partner of RTR I LP and, at the Closing Date, each of the RTR General Partner and the RTR Limited Partner will own its respective partnership interests in RTR I LP (each of which is a nontransferable interest to the extent provided under the RTR Partnership Agreement) free and clear of any Lien except as permitted by the Basic Documents.

                  (iv) Absence of Defaults and Conflicts. None of the Transferor, the Transferor General Partner, RTR I LP or the RTR General Partner is in violation of its limited liability company agreement, bylaws or the related Partnership Agreement, as the case may be, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it may be bound, or to which any of its properties or assets is subject, except for violations or defaults that, individually or in the aggregate, have not had, and are not reasonably expected to have, a material adverse effect on their collective condition, financial or otherwise, earnings, business affairs or business prospects; the execution, delivery and performance by each of the Transferor, the Transferor General Partner, RTR I LP or the RTR General Partner, as the case may be, of this Agreement, the related Partnership Agreement, each Basic Document to which it is a party and the Securities, the consummation of the transactions contemplated herein and therein or in the Prospectus and compliance by each of them


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
         with its obligations hereunder and thereunder have been duly and validly authorized by all necessary action (corporate or otherwise) and will not conflict with or constitute a breach of, a default under, or result in the creation or imposition of any Lien (except as permitted by the Basic Documents) upon any of its property or assets pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it may be a party, by which it may be bound or to which any of its properties or assets is subject, except for conflicts, breaches, defaults or Liens that, individually or in the aggregate, will not have a material adverse effect on their collective condition, financial or otherwise, earnings, business affairs or business prospects, nor will such action result in any violation of the provisions of the entity's limited liability company agreement or the related Partnership Agreement, as the case may be, or any applicable law, administrative regulation or administrative or court decree.

                  (v) Absence of Proceedings. There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of each of the Transferor, the Transferor General Partner, RTR I LP, the RTR General Partner and Ryder, threatened, against or affecting the Transferor, the Transferor General Partner, RTR I LP or the RTR General Partner that is required to be disclosed in the Prospectus and that is not disclosed or that might reasonably be expected to result in any material adverse change in their collective condition, financial or otherwise, earnings, business affairs or business prospects or that might reasonably be expected to materially and adversely affect their collective properties or assets or that might reasonably be expected to materially and adversely affect the consummation of this Agreement, either Partnership Agreement or any Basic Document to which any of such entities is a party or by which it may be bound; all pending legal or governmental proceedings to which the Transferor, the Transferor General Partner, RTR I LP or the RTR General Partner is a party or of which any of their respective properties or assets is the subject that are not described in the Prospectus, including ordinary routine litigation incidental to their respective businesses, are, considered in the aggregate, not material.

                  (vi) Absence of Further Requirements. No authorization, approval or consent of any court, governmental authority or agency or any other person is necessary in connection with (A) the issuance of the SUBI Certificates, (B) the issuance of the Securities or the offering and sale of the Senior Notes and Certificates, (C) the execution, delivery and performance by the Transferor or RTR I LP of this Agreement or any Basic Document to which it is a party or (D) the consummation by the Transferor or RTR I LP of the transactions contemplated hereby or thereby, except such authorizations, approvals or consents as have been obtained and are in full force and effect as of the Closing Date.

                  (vii) Possession of Licenses and Permits. Each of the Transferor, the Transferor General Partner, RTR I LP and the RTR General Partner possesses all material certificates, authorities, licenses and permits issued by the appropriate state, federal or foreign regulatory agencies or bodies as are necessary to conduct the business now operated by it; all such certificates, authorities, licenses and permits are valid and in full force and effect except where such invalidity or failure to be in full force and effect does not have a material adverse effect on their collective condition, financial or otherwise, earnings, business affairs or business prospects; and none of such entities has received


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
         notice of any proceedings relating to the revocation or modification of any such certificate, authority, license or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect their collective condition, financial or otherwise, earnings, business affairs or business prospects or the ability of each of such entities to perform its respective obligations under each Basic Document to which it is a party or by which it may be bound.

                  (viii) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Transferor.

                  (ix) Authorization of Basic Documents. As of the Closing Date, each of the Basic Documents to which any of the Transferor, the Transferor General Partner, RTR I LP, the RTR General Partner or the Trust is a party and the Transferor Partnership Agreement or the RTR Partnership Agreement, as the case may be, has been duly executed and delivered by each such entity, and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute the legal, valid and binding agreement of the Transferor, the Transferor General Partner, RTR I LP or the RTR General Partner, as the case may be, enforceable against such persons in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws related to fraudulent transfers), moratorium, reorganization or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (x) Absence of Business with Cuba. None of Ryder, the Transferor, the Transferor General Partner, RTR I LP or the RTR General Partner conducts business or has Affiliates who conduct business in Cuba or with the government of Cuba within the meaning of Section
         517.075 of the Florida Securities and Investors Protection Act or Regulation Section 3E-900.001 promulgated thereunder.

         (c) Representations and Warranties of RTR I LLC, RTR I LP and the Origination Trust. Ryder, on its own behalf and on behalf of RTR I LLC, RTR I LP and the Origination Trust, each to the extent indicated below, represents and warrants to, and agrees with, each Underwriter as follows:

                  (i) No Material Adverse Change. Since the respective dates as of which information is given in the Prospectus, except as otherwise set forth therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of RTR I LLC, RTR I LP or the Origination Trust, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by any of RTR I LLC, RTR I LP or the Origination Trust other than those in the ordinary course of business, which are material, and (C) there has been no material adverse change in the Financial Statements or in the Financial Statements as they relate to the Origination Trust.

                  (ii) Due Organization of Ryder. Ryder has been duly incorporated, is current in the payment of fees to the Florida Department of State and its status is "active"; Ryder has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and to perform its obligations under this Agreement, the Partnership Agreements and each Basic Document to which it is a party or by which it may be bound; Ryder is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify would not have a material adverse effect on the condition, financial or otherwise, earnings, business affairs or business prospects of the Ryder Group or Ryder's ability to perform its obligations under each Basic Document to which it is a party or by which it may be bound.

                  (iii) Due Organization of Transferor Partners. Each of the Transferor General Partner and RTR I LLC has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, in each case with power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and to perform its obligations under each Basic Document to which it is a party or by which it may be bound; each of the Transferor General Partner and RTR I LLC is duly qualified as a foreign limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on their collective condition, financial or otherwise, earnings, business affairs or business prospects; all of the issued and outstanding membership interests of each of the Transferor General Partner and RTR I LLC is owned by Ryder, free and clear of Liens and neither the Transferor General Partner nor RTR I LLC has any subsidiaries.

                  (iv) Due Organization of Origination Trust. The Origination Trust has been qualified as a business trust under applicable Delaware law and all filings required to be made in respect of the Origination Trust's status as a business trust under the laws of each state in which such filings are required have been made and are in full force and effect at the Closing Date, except where the failure so to file or to have in full force and effect would not have a material adverse effect on the condition, financial or otherwise, earnings, business affairs or business prospects of the Ryder Group.

                  (v) Absence of Defaults and Conflicts. None of Ryder, RTR I LLC or RTR I LP is in violation of its charter, organizational documents or limited liability company agreement, bylaws or each applicable Partnership Agreement, as the case may be, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it may be bound, or to which any of its properties or assets is subject, except for violations or defaults that, individually or in the aggregate, have not had, and are not reasonably expected to have, a material adverse effect on its condition, financial or otherwise, earnings, business affairs or business prospects; the execution, delivery and performance by each of Ryder, RTR I LLC or RTR I LP, as the case may be, of this Agreement, each applicable Partnership Agreement and each Basic Document to which it is a party and the consummation of the transactions contemplated herein and therein and compliance by each of them with its obligations hereunder and thereunder have been duly and validly authorized by all necessary action (corporate or otherwise) and will not conflict with or constitute a breach of, or default under or result in the creation or imposition of any Lien (except as permitted by the Basic Documents) upon any of its property or assets pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it may be bound, or to which any of its properties or assets is subject, except for conflicts, breaches, defaults or Liens that, individually or in the aggregate, will not have a material adverse effect on its condition, financial or otherwise, earnings, business affairs or business prospects, nor will such action result in any violation of the provisions of the entity's charter, organizational documents or limited liability company agreement, bylaws or each applicable Partnership Agreement, as the case may be, or any applicable law, administrative regulation or administrative or court decree.

                  (vi) Absence of Proceedings. There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of Ryder, threatened, against or affecting any of Ryder, RTR I LLC, RTR I LP or the Origination Trust that is required to be disclosed in the Prospectus and that is not disclosed or that might reasonably be expected to result in any material adverse change in its condition, financial or otherwise, earnings, business affairs or business prospects or that might reasonably be expected to materially and adversely affect its properties or assets or that might reasonably be expected to materially and adversely affect the consummation of this Agreement, each applicable Partnership Agreement or any Basic Document to which any of such entities is a party or by which it may be bound; and all pending legal or governmental proceedings to which Ryder, RTR I LLC, RTR I LP or the Origination Trust is a party or of which any of their respective properties or assets is the subject that are not described in the Prospectus, including ordinary routine litigation incidental to their respective businesses, are, considered in the aggregate, not material.

                  (vii) Absence of Further Requirements. No authorization, approval or consent of any court, governmental authority or agency or any other person is necessary in connection with the execution, delivery and performance by Ryder, RTR I LLC, RTR I LP or the Origination Trust of this Agreement, each applicable Partnership Agreement or any Basic Document to which any of them is a party or the consummation by any of them of the transactions contemplated hereby or thereby, except such authorizations, approvals or consents as will have been obtained and are in full force and effect as of the Closing Date.

                  (viii) Possession of Licenses and Permits. Each of Ryder, RTR I LLC, RTR I LP and the Origination Trust possesses all material certificates, authorities, licenses and permits issued by the appropriate state, federal or foreign regulatory agencies or bodies as are necessary to conduct the business now operated by it; all such certificates, authorities, licenses and permits are valid and in full force and effect except where such invalidity or failure to be in full force and effect does not have a material adverse effect on its condition, financial or otherwise, earnings, business affairs or business prospects; and none of such entities has received notice of any proceedings relating to the revocation or modification of any such certificate, authority, license or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect its condition, financial or otherwise, earnings, business affairs or business prospects or the ability of any of such entities to perform their respective obligations under each Basic Document to which they are parties or by which they may be bound.

                  (ix) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by Ryder.

                  (x) Authorization of Basic Documents. As of the Closing Date, each Basic Document to which any of Ryder, RTR I LLC or RTR I LP is a party and the RTR Partnership Agreement has been duly executed and delivered by Ryder, RTR I LLC or RTR I LP, as the case may be, and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute the legal, valid and binding agreement of Ryder, RTR I LLC or RTR I LP, as the case may be, enforceable against such persons in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws related to fraudulent transfers), moratorium, reorganization or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (xi) Title to SUBI Assets. At the time of execution and delivery of the SUBI Supplement at the Closing Date, the Origination Trust, or the Origination Trustee on behalf of the Origination Trust, will own the 2001-A Leases and hold marketable title to the 2001-A Vehicles, together with other rights relating to the 2001-A Vehicles and 2001-A Leases, being allocated as SUBI Assets, in each case free and clear of any Liens (except as permitted by the Basic Documents).

                  (xii) Absence of Assignment of SUBI Assets. As of the Closing Date, the Origination Trust has not assigned to any person any of its right, title or interest in any of the 2001-A Leases, related contract rights, 2001-A Vehicles or other related rights constituting the SUBI Assets, or has obtained the release of each such prior assignment.

                  (xiii) Allocation of SUBI Assets. As of the Closing Date, the Administrative Agent has made the appropriate allocation of assets within the estate of the Origination Trust to the 2001-A SUBIs required by the SUBI Trust Agreement.

         (d) Officer's Certificates. Any certificate respecting the Securities signed by any officer of the Transferor, Ryder or any of their respective Affiliates and delivered at the Closing Date to the Underwriters or to counsel to the Underwriters shall be deemed a representation and warranty by the Transferor, Ryder or such Affiliate, as the case may be, to the Underwriters as to the matters covered thereby.

         Section 2. Sale and Delivery to the Underwriters; Closing.

         (a) Senior Notes. On the basis of and in reliance on the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, the

Transferor agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Transferor, the aggregate principal amount of each Class of Senior Notes set forth in Schedule A opposite the name of such Underwriter (plus any additional principal amount of Senior Notes which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10) at a purchase price equal to the following percentages of the aggregate initial principal balances thereof, in the case of (i) the Class A-1 Senior Notes, ____%, (ii) the Class A-2 Senior Notes, ____%, (iii) the Class A-3 Senior Notes, ____%, (iv) the Class A-4 Senior Notes, ____% and (v) the Class A-5 Senior Notes, ____%.

         (b) Payment. Payment of the purchase price for, and delivery of, the Senior Notes shall be made at the offices of Brown & Wood LLP, One World Trade Center, New York, New York, 10048-0557, or at such other place as shall be agreed upon by the Representative, the Transferor and Ryder, at 10:00 A.M. (New York time) on ________, 2001, or such other time not later than ten business days after such date as shall be agreed upon by the Representative, the Transferor and Ryder (such date and time of payment and delivery being called the "Closing Date"). Pursuant to Rule 15c6-1(d) under the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Transferor, Ryder and the Representative have agreed that the Closing Date will be not less than five business days following the date hereof.

         Payment shall be made to the Transferor by wire transfer of immediately available funds to a bank account designated by the Transferor, against delivery to the Representative for the respective accounts of the Underwriters of certificates for the Senior Notes to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Senior Notes which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Senior Notes to be purchased by any Underwriter whose funds have not been received by the Closing Date, but such payment shall not relieve such Underwriter from its obligations hereunder.

         (c) Book Entry Registration. Each Class of Senior Notes will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of each Class of Senior Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive certificates evidencing the Senior Notes will be available only under the limited circumstances specified in the Indenture. Certificates for the Senior Notes shall be made available for examination and packaging by the Underwriters in The City of New York not later than 10:00 A.M. (New York time) on the last business day prior to the Closing Date.

         Section 3. Covenants of the Transferor and Ryder. The Transferor and Ryder jointly and severally covenant with the each Underwriter as follows:

                  (a) Compliance with Securities Regulations and Commission Requests. The Transferor, subject to Section 3(b), will comply with the requirements of Rule 430A and will notify the Representative immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission,
         (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Senior Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Transferor will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such Prospectus. The Transferor will notify the Representative promptly of any filing pursuant to Rule 424(b). The Transferor will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                  (b) Filing of Amendments. The Transferor will give the Representative notice of its intention to file or prepare any amendment, supplement or revision to the Registration Statement or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus. The Transferor will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall object.

                  (c) Delivery of Registration Statements. The Transferor has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (d) Delivery of Prospectuses. The Transferor has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Transferor hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Transferor will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (e) Continued Compliance with Securities Laws. The Transferor will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and rules and regulations of the Commission promulgated under the 1934 Act and the 1939 Act and the 1939 Act Regulations so as to permit the completion of the distribution of the Senior Notes as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act and the 1933 Act Regulations to be delivered in connection with sales of the Senior Notes, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel for the Transferor, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Transferor will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Transferor will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. Neither the consent of the Representative to, nor the delivery by any Underwriter of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5.

                  (f) Blue Sky Qualifications. The Transferor will use its reasonable efforts, in cooperation with the Underwriters, to qualify the Senior Notes for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representative may designate and to maintain such qualifications in effect for a period of not less than one year from the effective date of the Registration Statement; provided, however, that neither Ryder nor the Transferor shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Senior Notes have been so qualified, the Transferor will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement. The Transferor will also supply the Underwriters with such information as is necessary for the determination of the legality of the offering and sale of the Senior Notes for investment under the laws of such jurisdictions as the Underwriters may reasonably request.

                  (g) Rule 158. The Transferor will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its Senior Noteholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

                  (h) Rating of Senior Notes and Certificates. The Transferor shall take all reasonable action necessary to enable Moody's Investors Service Inc. and Duff & Phelps Credit Rating Service, Inc. (the "Rating Agencies") to provide the Class A-1 Senior Notes with the highest short-term rating, the remaining classes of Senior Notes with the highest long-term rating and the Certificates with at least "A" rating or its equivalent at the Closing Date.

                  (i) Use of Proceeds. The Transferor shall cause the Trust to use the net proceeds received by it from the sale of the Senior Notes in the manner specified in the Prospectus under the heading "Use of Proceeds".

                  (j) Restriction on Sale of Senior Notes. For a period of 30 days from the date hereof, none of Ryder, the Transferor or any of their respective Affiliates will, without the prior written consent of the Representative, directly or indirectly, offer, sell or contract to sell or announce the offering of, in a public or private transaction, any other collateralized securities similar to the Senior Notes.

                  (k) Reporting Requirements. The Transferor will file with the Commission such report on Form SR as may be required pursuant to Rule 463 of the 1933 Act Regulations and, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act.

                  (l) Reports, Statements and Certificates. The Transferor and Ryder agree that, so long as any Senior Notes are outstanding, the Transferor or Ryder, as the case may be, will make good faith efforts to, as soon as each becomes available, deliver or cause to be delivered to the Representative, as soon as copies become available, copies of
         (i) each payment date certificate delivered to the Indenture Trustee pursuant to Section 8.03 of the Indenture, (ii) the annual report as to compliance by a firm of independent public accountants delivered pursuant to Section 11.11 of the Administration Agreement, (iii) the officer's certificate delivered by the Administrative Agent pursuant to
         Section 11.12 of the Administration Agreement, (iv) each periodic report required to be filed by the Transferor with the Commission pursuant to the 1934 Act, or any order of the Commission thereunder and
         (v) such other information with respect to the Securities concerning Ryder, the Transferor, RTR I LP, the Transferor General Partner, the RTR General Partner, the Origination Trust or the Trust as the Representative may reasonably request from time to time.

         Section 4. Payment of Expenses.

         (a) Expenses. The Transferor shall pay all of its own expenses incident to the performance of its obligations under this Agreement, including without limitation (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, reproduction and delivery to the Underwriters of this Agreement, any Agreement among the Underwriters, each Basic Document and such other documents as may be required in connection with the issuance of the Securities or the offering, purchase, sale or delivery of the Senior Notes, (iii) the preparation, issuance and delivery of the certificates for the Senior Notes to the Underwriters, (iv) the fees and expenses of the counsel, accountants and other advisors of the Transferor, Ryder, RTR I LP and their respective Affiliates in connection with the transactions contemplated by this Agreement and the Purchase Agreement, (v) the qualification of the Senior Notes under state securities laws in accordance with the provisions of Section 3(f), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith, (vi) the fees and expenses of the Origination Trustee, the Trustee, the Indenture Trustee and the Trust Agent, including the reasonable fees and disbursements of their respective counsel in connection with the transactions contemplated by this Agreement and the Purchase Agreement and (vii) any fees payable in connection with the rating of the Senior Notes.

         (b) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 9(a)(i), the Transferor and Ryder shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

         Section 5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters are subject to the accuracy of the representations and warranties of the Transferor and Ryder contained in Section 1 or in certificates of any officer of the Transferor, Ryder or any of their respective Affiliates delivered pursuant to the provisions hereof, to the performance by the Transferor and Ryder of their covenants and other obligations hereunder and to the following additional conditions:

                  (a) Effectiveness of Registration Statement. The Registration Statement shall have become effective and, at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission (or, if issued, such stop order shall have been lifted), and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

                  (b) Accountants' Comfort Letter. At the Closing Date, the Representative, Ryder and the Transferor shall have received from KPMG LLP a letter or letters dated as of the Closing Date, in form and substance as previously agreed to by the Representative and otherwise satisfactory in form and substance to the Representative and counsel for the Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters", with respect to the Financial Statements and certain financial, statistical and other information contained in the Prospectus.

                  (c) Officer's Certificates. At the Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse changes in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Transferor, Ryder and their respective Affiliates, whether or not arising in the ordinary course of business, and the

         Representative shall have received certificates of authorized officers of the Transferor and Ryder, dated as of the Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 are true and correct with the same force and effect as though expressly made at and as of the Closing Date, (iii) each of the Transferor and Ryder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission (or, if a stop order has been issued, such order has been subsequently lifted).

                  (d) Opinion of Special Counsel for the Transferor and Ryder. At the Closing Date, the Representative shall have received the favorable opinion of Greenberg Traurig LLP, special counsel for the Transferor and Ryder, dated the Closing Date and in form and substance satisfactory to counsel for the Underwriters, substantially to the effect that:

                           (i) Ryder has been incorporated under the Florida
                  General Corporation Act, is current in the payment of fees due to the Florida Department of State and its status is active; Ryder has corporate power and authority to carry on its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the Transferor Partnership Agreement and each Basic Document to which it is a party and is duly qualified as a foreign corporation to transact business in the states of California, Delaware, Indiana, North Carolina, Ohio, Pennsylvania and Tennessee and is in good standing in such states.

                           (ii) Each of the Transferor and RTR IV LLC is duly
                  qualified to transact business in Florida.

                           (iii) This Agreement has been duly authorized,
                  executed and delivered by each of the Transferor and Ryder.

                           (iv) The Senior Notes have been duly and validly
                  authorized and, when executed, issued, authenticated and delivered pursuant to the Indenture, and delivered against payment of the consideration specified in this Agreement, will be duly and validly issued and outstanding, constitute valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms, and will be entitled to the benefits of the Indenture (subject to certain generally applicable limitations set forth in such opinion). The Certificates have been duly and validly authorized and, when executed, issued, authenticated and delivered pursuant to the Trust Agreement, and delivered against payment of the consideration specified in the Purchase Agreement, will be duly and validly issued and outstanding and entitled to the benefits of the Trust Agreement (subject to certain generally applicable limitations set forth in such opinion).

                           (v) The Transferor Partnership Agreement and each
                  Basic Document to which any of Ryder, RTR IV LLC and the Transferor is a party has been duly authorized, executed and delivered by Ryder, RTR IV LLC and the Transferor, as the case may be, and assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute the legal, valid and binding agreement of such entity enforceable against such entity in accordance with its terms (in each case, subject to certain generally applicable limitations set forth in such opinion).

                           (vi) To such counsel's knowledge, there is no action,
                  suit, proceeding, inquiry or investigation pending or threatened, to which Ryder, RTR IV LLC, the Origination Trust or the Transferor is a party or to which any of their respective properties or assets is subject, before or brought by any court or governmental agency or body, (i) asserting the invalidity of this Agreement, any Basic Document or the Senior Notes, (ii) seeking to prevent the issuance of the Senior Notes or the consummation of any of the transactions contemplated by this Agreement or any Basic Document, (iii) that would, if determined adversely to Ryder, RTR IV LLC, the Origination Trust or the Transferor, materially and adversely affect the performance by Ryder, RTR IV LLC, the Origination Trust or the Transferor of its respective obligations under, or the validity or enforceability of, this Agreement or any Basic Document to which it is a party or the Senior Notes, or materially adversely affect its condition or operations, or
                  (iv) seeking to affect adversely the federal income tax attributes of the Senior Notes as described in the Prospectus under the heading "Material Federal Income Tax Consequences -- Senior Notes" or the Florida income tax attributes of the Senior Notes as described in the Prospectus under the heading "Delaware and Florida Tax Consequences -- Florida".

                           (vii) The statements in the Prospectus under the
                  headings "Summary", "Risk Factors", "Description of the Senior Notes", "Security for the Securities" and "Additional Document Provisions", insofar as such statements purport to summarize certain terms or provisions of the SUBI Certificates, the Securities and the Basic Documents, provide a fair summary of such provisions and the statements in the Prospectus under the headings "Risk Factors", "Additional Document Provisions", "Additional Legal Aspects of the Origination Trust and the SUBIs", "Additional Legal Aspects of the Specified Leases and the Specified Vehicles", "Material Federal Income Tax Consequences", "Florida and Delaware Tax Consequences -- Florida" and "ERISA Considerations", to the extent that they constitute matters of law, summaries of legal matters, documents or proceedings or legal conclusions relating to U.S. federal law or the laws of the States of Florida or New York have been prepared or reviewed by such counsel and provide a fair summary in all material respects (and such counsel may state for clarification that it expresses no opinion as to whether such statements omit to state a material fact required to be stated therein).

                           (viii) To such counsel's knowledge, no order,
                  consent, authorization or approval of any Florida, New York or federal court or governmental authority or agency applicable to Ryder, RTR IV LLC or the Transferor, is required in connection with the issuance of the SUBI Certificates, the Securities or the offering or the sale of the Senior Notes and the Certificates, except those authorizations, approvals, consents and orders which have previously been obtained and are in full force and effect as of the Closing Date. Such counsel need not express an opinion with respect to any orders, consents, permits, approvals, filings or licenses relating to the authority to lease motor vehicles, originate lease contracts or to service lease contracts or leased vehicles or any state or foreign securities laws or as may be required by any regional or local governmental authority (except for the opinions, as to qualification to transact business as a foreign corporation and good standing, set forth in clause (i) above).

                           (ix) None of (A) the execution, delivery and
                  performance by Ryder or the Transferor of this Agreement or by Ryder, RTR IV LLC or the Transferor of the Transferor Partnership Agreement or any Basic Document to which such entity is a party, (B) the consummation of the transactions contemplated herein or therein by any such entity or (C) the fulfillment of the terms hereof or thereof by any such entity, will conflict with, result in a breach of or constitute a default under, or with the giving of notice or the passage of time or both, would constitute a default under or result in the creation or imposition of any Lien (except as permitted by the Basic Documents) upon any property or assets of such entity pursuant to the terms of (i) the organizational, charter or partnership documents or bylaws of such entity,
                  (ii) to such counsel's knowledge and except as otherwise provided in the Basic Documents, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which such entity is a party or by which it may be bound, or to which any of the properties or assets of such entity is subject or (iii) to such counsel's knowledge, any applicable law, statute or regulation or any judgment, order or decree applicable to such entity of any court, regulatory body or other governmental instrumentality having jurisdiction over such entity; excepting, in the case of clauses (ii) and (iii) above, defaults, breaches or violations that do not, in the aggregate, have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of such entity or a material adverse effect in the ability of such entity to perform its obligations under the Transferor Partnership Agreement or any Basic Document to which it is a party, as the case may be.

                           (x) None of Ryder, RTR IV LLC, RTR I LP, the
                  Transferor, the Origination Trust or the Trust is required to be registered as an "investment company" under the 1940 Act.

                           (xi) The Indenture has been qualified under the 1939
                  Act.

                           (xii) To such counsel's knowledge, each of Ryder, RTR
                  IV LLC, the Transferor and the Origination Trust possesses such certificates, authorities, licenses, permits and other governmental authorizations necessary to conduct the business now operated by it, and none of such entities has received any notice of proceedings relating to the revocation or modification of any such certificate, authority, license or permit that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of such entity or the ability of such entity to perform its obligations under the Basic Documents to which it is a party.

                           (xiii) Under the Uniform Commercial Code as in effect
                  in the State of New York (the "NYUCC"), the execution and delivery of the Indenture and the delivery for value to and taking of physical possession in the State of New York by the Indenture Trustee of the 99% SUBI Certificates will create a valid first priority perfected security interest, for the benefit of the Indenture Trustee on behalf of the holders of the Senior Notes, in the Trust's and the Trustee's right, title and interest in the 99% SUBI Certificates.

                           (xiv) Under the NYUCC, the provisions of the Issuer
                  SUBI Certificate Transfer Agreement are effective to create a valid security interest, in favor of the Trust, in the Transferor's rights in all security entitlements with respect to financial assets now or hereafter credited to the account established as the Reserve Fund (as defined in the Trust Agreement) (such security entitlements, the "Pledged Security Entitlements"). The provisions of the Indenture are effective to create a valid security interest in favor of the Indenture Trustee, to secure payment of the Senior Notes, in the Trust's right in the Pledged Security Entitlements.

                           (xv) Under the NYUCC, the provisions of the Control
                  Agreement are effective to perfect the security interest of the Indenture Trustee in the Pledged Security Entitlements and no security interest of any other creditor of the Trust will be prior to the security interest of the Indenture Trustee in the Pledged Security Entitlements.

                           (xvi) Nothing has come to such counsel's attention
                  that would lead it to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information (other than the financial statements and schedules and other financial data included therein, as to which no opinion need be expressed), at the time the Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (other than the financial statements and schedules and other financial data included therein, as to which no opinion need be expressed), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                           (xvii) All descriptions in the Registration Statement
                  of the Basic Documents or other contracts or documents filed as exhibits to the Registration Statement to which the Transferor, Ryder or any of their respective Affiliates is a party are accurate in all material respects; to the best of such counsel's knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

                           (xviii) The Registration Statement has been declared
                  effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

                           (xix) The Registration Statement, the Rule 430A
                  Information, the Prospectus and each amendment or supplement to the Registration Statement or the Prospectus, as of their respective effective or issue dates (other than the financial statements and schedules and other financial data included therein, and the Trustee's Statement of Eligibility on Form T-1, as to which no opinion need be expressed), complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

                  (e) Opinion of Special Federal Income Tax Counsel for the Transferor and Ryder. At the Closing Date, the Representative shall have received the favorable opinion of Greenberg Traurig LLP, special federal income tax counsel for the Transferor and Ryder, dated the Closing Date and in form and substance satisfactory to counsel for the Underwriters, substantially to the effect that:

                           (i) The Trust will not be classified as an
                  association, or publicly traded partnership, taxable as a corporation for federal income tax purposes.

                           (ii) The Senior Notes will be treated as indebtedness
                  for federal income tax purposes.

                           (iii) The Certificates should be properly treated as
                  debt for federal income tax purposes.

                  (f) Opinion of Special Florida State Income Tax Counsel for the Transferor and Ryder. At the Closing Date, the Representative shall have received the favorable opinion of Greenberg Traurig LLP, special Florida income tax counsel for the Transferor and Ryder, dated the Closing Date and in form and substance satisfactory to counsel for the Underwriters, substantially to the effect that:

                           (i) The Trust will not be classified as an
                  association taxable as a corporation for Florida income tax purposes.

                           (ii) The Senior Notes will be treated as debt for
                  Florida income tax purposes.

                           (iii) The owners of Senior Notes not otherwise
                  subject to taxation in Florida would not become subject to Florida income taxation solely because of their ownership of the Senior Notes.

                           (iv) The Certificates should be properly treated as
                  debt for Florida income tax purposes.

                           (v) The holders of Certificates not otherwise subject
                  to taxation in Florida should not become subject to Florida income taxation solely because of their ownership of the Certificates.

                           (vi) If the Certificates are not treated as debt and
                  it is determined that the Trust is a partnership between the Transferor and the holders of the Certificates, the Trust will not be an entity subject to Florida income tax.

                  (g) Opinion of Special Delaware Counsel for the Transferor and Ryder. At the Closing Date, the Representative shall have received the favorable opinion of Richards, Layton & Finger P.A., special Delaware counsel for the Transferor and Ryder, dated the Closing Date and in form and substance satisfactory to counsel for the Underwriters, substantially to the effect that:

                           (i) Each of RTR I LP, RTR II LP and the Transferor
                  has been duly formed and is validly existing in good standing as a limited partnership under the laws of the State of Delaware.

                           (ii) Each of RTR I LLC, Ryder Trust Rental II LLC
                  ("RTR II LLC") and RTR IV LLC has been duly formed and is validly existing in good standing as a limited liability company under the laws of the State of Delaware.

                           (iii) Each of RTR Leasing I and RTR Leasing II has
                  been duly formed and is validly existing in good standing as a corporation under the laws of the State of Delaware.

                           (iv) Under the Delaware Partnership Act and its
                  related formation documents, each of RTR I LP, RTR II LP and the Transferor has all necessary partnership power and authority to execute and deliver, and to perform its obligations under the formation documents to which it is a party and the Basic Documents to which it is a party.

                           (v) Under the Delaware Partnership Act and its
                  related formation documents, the execution and delivery by each of RTR I LP, RTR II LP and the Transferor of the formation documents to which it is a party and the Basic Documents to which it is a party, and the performance by it of its obligations thereunder, have been duly authorized by all necessary partnership action on the part of RTR I LP, RTR II LP and the Transferor.

                           (vi) Under the Delaware Limited Liability Company Act
                  (6 Del. C. Section 18-101, et seq.) (the "LLC Act") and its related formation documents, each of RTR I LLC, RTR II LLC and RTR IV LLC has all necessary limited liability company power and authority to execute and deliver, and to perform its obligations under, the formation documents to which it is a party and the Basic Documents to which it is a party.

                           (vii) Under the LLC Act and its related formation
                  documents, the execution and delivery by each of RTR I LLC, RTR II LLC and RTR IV LLC of the formation documents which it is a party and the Basic Documents to which it is a party, and the performance by it of its obligations thereunder, have been duly authorized by all necessary limited liability company action on the part of RTR I LLC, RTR II LLC and RTR IV LLC.

                           (viii) Under the General Corporate Law of the State
                  of Delaware (8 Del. C. Sections 101, et seq.) (the "DGCL") and its related formation documents, each of the RTR Leasing I and RTR Leasing II has all necessary corporate power and authority to execute and deliver, and to perform its obligations under, the formation documents to which it is a party and the Basic Documents to which it is a party.

                           (ix) Under the DGCL and its related formation
                  documents, the execution and delivery by each of RTR Leasing I and RTR Leasing II of the formation documents to which it is a party and the Basic Documents to which it is a party, and the performance by it of its obligations thereunder, have been duly authorized by all necessary corporate action on the part of RTR Leasing I and RTR Leasing II.

                           (x) Each of the Origination Trust and the Trust has
                  been duly formed and is validly existing in good standing as a business trust under the laws of the State of Delaware.

                           (xi) Under the Delaware Business Trust Act (12 Del.
                  C. Section 3801, et seq.) (the "DBT Act") and its related formation documents, each of the Origination Trust and the Trust has all necessary business trust power and authority to execute and deliver, and to perform its obligations under, the Basic Documents to which it is a party.

                           (xii) Under the DBT Act and its related formation
                  documents, the execution and delivery by each of the Origination Trust and the Trust of the Basic Documents to which it is a party, and the performance by it thereunder, have been duly authorized by all necessary business trust action on the part of the Origination Trust and the Trust.

                           (xiii) Each of the Origination Trust Agreement and
                  the Trust Agreement is a legal, valid and binding agreement of the parties thereto, enforceable against such parties, in accordance with its terms.

                           (xiv) The SUBI Certificates have been duly and
                  validly authorized and, when executed, authenticated and delivered in accordance with the Origination Trust Agreement and the SUBI Supplement, will be duly and validly issued and outstanding and entitled to the benefits of the Origination Trust Agreement and the SUBI Supplement.

                           (xv) Under Section 3805(b) of the DBT Act, no
                  creditor of any holder of a UTI Certificate or a SUBI Certificate shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Origination Trust except in accordance with the terms of the Origination Trust Agreement and the SUBI Supplement.

                           (xvi) Under Section 3805(b) of the DBT Act, no
                  creditor of any holder of a Trust Certificate shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Issuer except in accordance with the terms of the Trust Agreement and the SUBI Supplement.

                           (xvii) To the extent that Article 9 of the Uniform
                  Commercial Code as in effect in the State of Delaware (the "UCC") is applicable (without regard to conflict of laws principles), and assuming that the security interest created by the Indenture in the Collateral has been duly created and has attached, upon the filing of the Financing Statement with the Secretary of State, the Indenture Trustee will have a perfected security interest in that portion of the Trust's right in such collateral and the proceeds thereof that constitutes "accounts", "general intangibles" or "chattel paper", as such terms are defined in the UCC, and such security interest will be prior to any other security interest granted by the Issuer that is perfected solely by the filing of financing statements under the UCC, excluding purchase money security interests under Section 9-312(4) of the UCC and temporarily perfected security interests in proceeds under
                  Section 9-306(3) of the UCC.

                           (xviii) The SUBI Certificates constitute
                  "certificated securities" and "securities" under the UCC.

                           (xix) The Securities have been duly and validly
                  authorized and, when executed, authenticated and delivered in accordance with the Trust Agreement and the Indenture, (i) in the case of the Subordinated Notes and the Senior Notes, will be legal, valid and binding obligations of the Trust, enforceable against the Trust, in accordance with their terms, and (ii) in the case of the Certificates, will be duly and validly issued and outstanding and entitled to the benefits of the Trust Agreement.

                           (xx) The statements in the Prospectus under "Delaware
                  and Florida Tax Consequences - The Senior Notes - Delaware", to the extent that they constitute matters of law, summaries of legal matters, documents or proceedings or legal conclusions, have been reviewed by such counsel and are correct in all material respects.

                  (h) Opinion of Special Bankruptcy Counsel to the Transferor and Ryder. At the Closing Date, the Representative shall have received the favorable opinion of Brown & Wood LLP, special bankruptcy counsel to the Transferor and Ryder, dated the Closing Date and in form and substance satisfactory to counsel for the Underwriters, with respect to certain bankruptcy matters.

                  (i) Opinion of Counsel for the Indenture Trustee. At the Closing Date, the Representative shall have received the favorable opinion of Dorsey & Whitney LLP, counsel to U.S. Bank, as Indenture Trustee and Trust Agent, dated the Closing Date and in form and substance satisfactory to counsel for the Underwriters, substantially to the effect that:

                           (i) U.S. Bank has been duly incorporated and is
                  validly existing as a national banking corporation, in good standing under the federal laws of the United States of America with full power and authority (corporate and other) to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations as Indenture Trustee and Trust Agent under each Basic Document to which U.S. Bank is a party.

                           (ii) Each Basic Document to which U.S. Bank is a
                  party has been duly authorized, executed and delivered by U.S. Bank and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute a legal, valid and binding obligation of U.S. Bank enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                           (iii) The Senior Notes have been duly executed,
                  authenticated and delivered by U.S. Bank, as Indenture
                  Trustee.

                           (iv) Neither the execution nor delivery by U.S. Bank
                  of each Basic Document to which it is a party nor the consummation of any of the transactions by U.S. Bank contemplated thereby require the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to, any governmental authority or agency under any existing federal or state law governing the banking or trust powers of U.S. Bank.

                           (v) The execution and delivery of each Basic Document
                  to which U.S. Bank is a party and the performance by U.S. Bank of its terms do not conflict with or result in a violation of
                  (A) any federal or state law or regulation governing the banking or trust powers of U.S. Bank, (B) the Articles of Association or Bylaws of U.S. Bank or (C) to the best knowledge of such counsel, any indenture, lease or material agreement to which U.S. Bank is a party or to which its assets are subject.

                           (vi) All of the issued and outstanding capital stock
                  of the Origination Trustee is owned by U.S. Bank, free and clear of any Liens.

                  (j) Opinion of Counsel for the Origination Trustee. At the Closing Date, the Representative shall have received the favorable opinion of Dorsey & Whitney LLP, counsel to the Origination Trustee, dated the Closing Date and satisfactory in form and substance to counsel for the Underwriters, substantially to the effect that:

                           (i) The Origination Trustee has been duly
                  incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties, to conduct its business as described in the Prospectus and to enter into and perform its obligations under each Basic Document to which it is a party.

                           (ii) The shares of issued and outstanding capital
                  stock of the Origination Trustee have been duly authorized and validly issued, are fully paid and non-assessable and are owned by U.S. Bank.

                           (iii) Each Basic Document to which the Origination
                  Trustee is a party has been duly authorized, executed and delivered by the Origination Trustee and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute the legal, valid and binding obligation of the Origination Trustee enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                           (iv) To the best of their knowledge and information,
                  the Origination Trustee is duly qualified as a foreign corporation to transact business and is in good standing in Florida, Delaware, Indiana, New York, Pennsylvania and Wisconsin.

                           (v) The SUBI Certificates have been duly executed,
                  authenticated and delivered by the Origination Trustee.

                           (vi) Neither the execution nor delivery by the
                  Origination Trustee of each Basic Document to which it is a party nor the consummation of any of the transactions by the Origination Trustee contemplated thereby require the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to, any person or entity, including any governmental authority or agency under any existing federal or state law.

                           (vii) The execution and delivery of each Basic
                  Document to which the Organization Trustee is a party and the performance by the Origination Trustee of their respective terms do not conflict with or result in a violation of its articles of incorporation or by-laws of the Origination Trustee or, to the best of such counsel's knowledge, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party, by which it may be bound or to which any of its property or assets is subject.

                  (k) Opinion of Counsel for the Trustee. At the Closing Date, the Representative shall have received the favorable opinion of Pryor, Cashman, Sherman & Flynn LLP, counsel to the Trustee, dated the Closing Date and satisfactory in form and substance to counsel for the Underwriters, substantially to the effect that:

                           (i) The Trustee has been duly incorporated and is
                  validly existing as a national banking corporation, in good standing under the laws of Delaware the federal laws of the United States of America

                           (ii) The Trustee has full power and authority
                  (corporate and other) to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations as Trustee under each Basic Document to which it is a party.

                           (iii) The execution and delivery of the Trust
                  Agreement and, on behalf of the Trust, each other Basic Document to which the Trustee is a party, the Certificates and the Notes and the performance by the Trustee of its obligations under the Trust Agreement have been duly authorized by all necessary corporate action and each has been executed and delivered by the Trustee.

                           (iv) The Trust Agreement constitutes a valid binding
                  agreement of the Trustee, enforceable against the owner Trustee in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                           (v) Neither the execution nor delivery by the Trustee
                  of each Basic Document to which it is a party nor the consummation of any of the transactions by the Trustee contemplated thereby require the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to, any governmental authority or agency under any existing federal or state law governing the banking or trust powers of the Trustee, other than those consents, approvals or authorizations as have been obtained and the filing of the Certificate of Trust with the Secretary of State of the State of Delaware.

                           (vi) Each of the Senior Notes, Certificates,
                  Subordinated Notes and the Transferor Certificate have been duly executed, authenticated and delivered by the Trustee.

                           (vii) The execution and delivery of each Basic
                  Document to which the Trustee is a party and the performance by the Trustee of its terms do not conflict with or result in a violation of (A) any federal or state law or regulation governing the banking or trust powers of the Trustee, (B) the Articles of Association or Bylaws of the Trustee or (C) to the best knowledge of such counsel, any indenture, lease or material agreement to which the Trustee is a party or to which its assets are subject.

                  (l) Opinion of Counsel for the Underwriters. At the Closing Date, the Representative shall have received the favorable opinion, dated as of the Closing Date, of Brown & Wood LLP, counsel for the Underwriters, in form and substance satisfactory to the Representative. In rendering such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel reasonably satisfactory to the Representative.

                  (m) Reliance Letters. Counsel to the Transferor or Ryder shall provide reliance letters to the Representative relating to each legal opinion relating to the transaction contemplated hereby rendered to the Trustee, the Origination Trustee, the Indenture Trustee or either Rating Agency.

                  (n) Maintenance of Rating. At the Closing Date, (i) the Senior Notes shall be rated by each Rating Agency in its highest rating category and (ii) the Certificates shall be rated by each Rating Agency at least "A" or its equivalent, and the Transferor shall have delivered to the Representative a letter dated the Closing Date from each Rating Agency, or other evidence satisfactory to the Representative, confirming that the Senior Notes and Certificates have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Senior Notes and Certificates or any other securities of the Transferor or Ryder by any "nationally recognized statistical rating agency", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Senior Notes and Certificates or any other securities of the Transferor or Ryder.

                  (o) Additional Documents. At the Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as it may reasonably require for the purpose of enabling it to pass upon the issuance of the Securities and the sale of the Senior Notes as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Transferor or Ryder in connection with the foregoing shall be reasonably satisfactory in form and substance to counsel for the Underwriters.

                  (p) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Transferor and Ryder at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

         Section 6. Indemnification.

         (a) Indemnification of Underwriters. The Transferor and Ryder jointly and severally agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever, based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d)) any such settlement is effected with the written consent of the Transferor and Ryder; and

                  (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever, based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Transferor or Ryder by any Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (b) Indemnification of the Transferor and Ryder. Each Underwriter severally agrees to indemnify and hold harmless the Transferor, Ryder, each person who signed the Registration Statement, each person who was a director (or person performing similar functions), or partner, in the Transferor at the time of filing the Registration Statement and each person, if any, who controls the Transferor or Ryder within the meaning of Section 15 of the 1993 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Transferor or Ryder by such Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a), counsel to the indemnified parties shall be selected by the Representative, and, in the case of parties indemnified pursuant to Section 6(b), counsel to the indemnified parties shall be selected by the Transferor or Ryder, as applicable. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section or Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         Section 7. Contribution. If the indemnification provided for in Section 6 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Transferor and Ryder on the one hand and the Underwriters on the other hand from the offering of the Senior Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Transferor and Ryder on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Transferor and Ryder on the one hand and the Underwriters on the other hand in connection with the offering of the Senior Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Senior Notes pursuant to this Agreement (before deducting expenses) received by the Transferor and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial offering price of the Senior Notes as set forth on such cover. The relative fault of the Transferor and Ryder on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Transferor or Ryder or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Transferor, Ryder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation (even if the Underwriters are treated as one entity for such purposes) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever, based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Senior Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director (or person performing similar functions) of the Transferor, each person who signed the Registration Statement, and each person, if any, who controls the Transferor or Ryder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Transferor and Ryder. The Underwriters' respective obligations to contribute pursuant to this Section are several in proportion to the principal amount of Senior Notes set forth opposite their respective names in Schedule A and not joint.

         Section 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Transferor, Ryder and their respective Affiliates submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Transferor, Ryder and their respective Affiliates, and shall survive delivery of the Senior Notes to the Underwriters.

         Section 9. Termination of Agreement.

         (a) Termination; General. The Representative may terminate this Agreement, by notice to the Transferor and Ryder, at any time at or prior to the Closing Date (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Transferor, the Origination Trust, Ryder or Ryder and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable to market the Senior Notes or to enforce contracts for the sale of the Senior Notes, (iii) if trading in any securities of Ryder has been suspended or materially limited by the Commission or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

         (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

         Section 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Date to purchase the Senior Notes which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the

Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

                  (a) if the amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Senior Notes to be purchased hereunder, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

                  (b) if the amount of Defaulted Securities exceeds 10% of the aggregate principal amount of the Senior Notes to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Transferor shall have the right to postpone Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section.

         Section 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative at North Tower, World Financial Center, New York, New York 10281-1201, attention of Theodore F. Breck; notices to the Transferor or Ryder shall be directed to it at 3600 N.W. 82nd Avenue, Miami, Florida 33166, attention of Treasury 2C (in the case of Ryder) or to the Transferor General Partner at 3600 N.W. 82nd Avenue, Miami, Florida 33166, attention of Treasury 2C (in the case of the Transferor).

         Section 12. Parties. This Agreement shall inure to the benefit of and be binding upon each of the Underwriters, the Transferor, Ryder and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Transferor, Ryder and their respective successors and the controlling persons, directors and officers referred to in Sections 6 and 7 and their heirs and legal representatives any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Transferor, Ryder and their respective successors, and the controlling persons, directors and officers referred to in Sections 6 and 7 and their heirs and legal representatives and for the benefit of no other person, firm or corporation. No purchaser of Senior Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         Section 13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         Section 14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not effect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Transferor and Ryder a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Transferor and Ryder in accordance with its terms.

                             RYDER FUNDING II LP, a Delaware limited partnership

                             By: RYDER TRUCK RENTAL IV LLC, a
                                  Delaware limited liability company, its
                                  general partner

                             By: RTR LEASING II, INC., a Delaware corporation,
                                  its manager



                             By:
                                ---------------------------------------------
                                               W. Daniel Susik
                                         Vice President and Treasurer

                             RYDER TRUCK RENTAL, INC.



                             By:
                                 ---------------------------------------------
                                                W. Daniel Susik
                                          Vice President and Treasurer


CONFIRMED AND ACCEPTED,
  as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
                      INCORPORATED



By:
   ---------------------------------------
            Theodore F. Breck
           Authorized Signatory

         For itself and as Representative of the
other Underwriters named in Schedule A hereto.

                                                                      SCHEDULE A

                                                     Principal Amount     Principal Amount     Principal Amount
                                                       of Class A-1         of Class A-2         of Class A-3
Name of Underwriter                                    Senior Notes         Senior Notes         Senior Notes
-------------------                                  ----------------     ----------------     ----------------
Merrill Lynch, Pierce, Fenner & Smith Incorporated      $                    $                    $
                                                         ---------            ---------            ---------
                      ............................
----------------------                                   ---------            ---------            ---------
                      ............................
----------------------                                   ---------            ---------            ---------
         Total                                          $                    $                    $
                                                         =========            =========            =========

                                                     Principal Amount     Principal Amount
                                                       of Class A-4         of Class A-5
Name of Underwriter                                    Senior Notes         Senior Notes
-------------------                                  ----------------     ----------------
Merrill Lynch, Pierce, Fenner & Smith Incorporated      $                    $
                                                         ---------            ---------
                      ............................
----------------------                                   ---------            ---------
                      ............................
----------------------                                   ---------            ---------
         Total                                          $                    $
                                                         =========            =========


                                      SA-1